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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 8, 1999, on the Statements of Operating Revenues and Direct Operating Expenses of Val Verde County Properties for the year ended December 31, 1997 and the six month period ended June 30, 1998, included in this Form 10-K, into the Company's previously filed Registration statement on Form S-3 (No. 333-49135) and Registration Statement on Form S-8 (No. 333-64331).


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
March 20, 2000